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Automatic Data Processing, Inc.

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William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

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On September 5, 2017, Pershing Square Capital Management, L.P. and certain affiliates delivered the following presentation to the board of directors of Automatic Data Processing, Inc., which was also posted on www.ADPascending.com:

ADP: The Time is Now Executive Summary September 5, 2017

Disclaimer The information contained in this presentation (“Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. ("Pershing Square"). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This presentation and the Information is not a recommendation or solicitation to buy or sell any securities. The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in Board (defined below) composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission (“SEC”) at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The information contained in this presentation is made available exclusively by Pershing Square and not by or on behalf of ADP or its affiliates or subsidiaries or any other person. While certain funds managed by Pershing Square and its affiliates have invested in common shares of, and/or derivatives referencing, ADP and certain principals of Pershing Square may stand for election to serve on the board of directors of ADP, Pershing Square is not an affiliate of ADP and neither Pershing Square nor its principals or representatives are authorized to disseminate any information for or on behalf of ADP, and nor do we purport to do so. Pershing Square manages funds that are in the business of trading – buying and selling – securities and financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding ADP. Pershing Square may buy, sell, cover or otherwise change the form of its investment in ADP for any reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the analyses contained herein including, without limitation, the manner or type of any Pershing Square investment. The Information does not purport to include all information that may be material with respect to ADP, Pershing Square’s proposed slate of directors, or any other matter. Thus, shareholders and others should conduct their own independent investigation and analysis of ADP, the proposed slate of directors, and the Information. Except where otherwise indicated, the Information speaks as of the date hereof. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities of any investment funds managed by Pershing Square, ADP or any other person. This presentation relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting (the “Annual Meeting”) of stockholders of ADP. Pershing Square and certain of its affiliated funds have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies in connection with the Annual Meeting and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). PERSHING SQUARE STRONGLY ADVISES ALL STOCKHOLDERS OF ADP TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (CALL COLLECT: (212) 269-5550; CALL TOLL FREE: (866) 342-1635) OR EMAIL: ADP@DFKING.COM. William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC, Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd., and Pershing Square VI Master, L.P., may be deemed “participants” under SEC rules in the Solicitation. Pershing Square, PS Management and William A. Ackman may be deemed to beneficially own the equity securities of ADP described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D and the definitive proxy statement, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in ADP or the matters to be acted upon, if any, in connection with the Annual Meeting.

Disclaimer – Overview of Pershing Square’s Analysis Our analysis of the Company’s performance and the potential areas for improvement on the pages that follow are based on public information and extensive due diligence We acknowledge that we do not have perfect information, including access to detailed, inside information This presentation contains statements reflecting Pershing Square’s opinions and beliefs with respect to ADP and its business, based on Pershing Square’s research, analysis, and experience All such statements are based upon Pershing Square’s opinion and belief, whether or not those statements are expressly so qualified. The statements are based on our research of public materials filed by ADP and additional primary research Directionally, and on the whole, we think our analysis is correct and the broader conclusions are inescapable

Introduction to Pershing Square Pershing Square is a concentrated, research-intensive, value investor We own high-quality businesses, often with a catalyst to unlock significant value Pershing Square has a strong activist track record as a long-term, value-creating shareholder Average return on 13Ds ~145% vs. ~16% for the S&P 500 index over the same periods (Source: 13DMonitor) Our target holding period for our “active” investments is generally four to six years We are long-term shareholders seeking to help ADP achieve its full potential Directly applicable case studies:

Improved: Execution Growth Operating Efficiency Margins Actions: Greater Focus on Long-term Shareholder Value Realization of ADP’s Operational Potential Increased Accountability and Aligned Incentives Result: Enduring Shareholder Value Creation Why We Invested in ADP The Human Capital Management (“HCM”) business is fundamentally attractive with a wide economic moat and robust secular growth ADP has an enormous opportunity for improvement Unlocking ADP’s potential will require changes, including: We believe that ADP can dramatically improve its operational efficiency, margins, growth rate, earnings, and cash flow

ADP’s Employer Services business has an enormous opportunity for improvement Operating efficiency and margins are well below competitors’ and ADP’s structural potential Growth is below ADP’s potential and can be meaningfully increased ADP can significantly improve its performance and competitive position with improved operational efficiency and greater technology leadership Employer Services, currently earning a ~19% operating margin, should achieve 35% or greater margins Employer Services growth can increase from ~5% to ~7%+ Achieving ADP’s structural potential will drive enormous shareholder value Increase in earnings of nearly 50% relative to the status quo ADP’s value can increase to $221 – $255 per share in less than four years The transformations of Solera and CDK, previously owned by ADP, provide a roadmap Summary: ADP has an Enormous Opportunity for Improvement

Solera (f.k.a. Claims Services within ADP): sold by ADP April 2006 Operating margins increased 2,000bps from 20% to 40% five years post-ADP Key drivers: “attack waste,” facility rationalization, organizational restructuring, delayering the organization, improved customer relationships CDK Global (f.k.a. Dealer Services within ADP): spun by ADP September 2014 EBITDA margins increased 1,300bps from 22% to 35% within three years of spin off, with CDK estimates of >40% margins (+1,800bps) by end of year four Hired consultant to help evaluate potential; publicly announced plan Progress was consistently positive, with immediate and continual increases in earnings, cash flow, and shareholder value Necessary investments were modest and more than offset by immediate and meaningful improvements in efficiency ADP’s Past Dispositions Provide a Roadmap for Value Creation at ADP These transformations included cultural and operational efficiency initiatives that are directly relevant to ADP

Gary Butler, ADP, Former CEO “Yes. Again, the business model there is no different than Employer Services. Again, sans acquisitions or significant investments, we would expect the core Dealer business to improve its margins 0.5 point a year as a way to think about it. So there are clearly 2 or 3 more points of margin improvement available in the Dealer market over a planning horizon.” - ADP FY Q3 2007 Earnings Call – May 1, 2007 Under ADP’s Ownership, Dealer Services Delivered Only Marginal Gains; After Spin-Off, It Made Enormous Progress ADP’s plan for Dealer Services identified only ~50bps of incremental margin per annum “no different than ES” Steven Anenen, CDK Global, Former CEO “What we have done with the Board is we said, listen, now is a perfect time for us…Let's look at all of our margins and see if there are areas we could get a lot more effective. So, leaning a process out from early days of design to where it might be today, leveraging technology that was not available perhaps in the past, using our capital appropriately for that technology I think is important. “Looking at our facility footprints. Are we optimized around facilities? And if we are not what should we do? And if there are ways we can improve our procurement we should look at that in a more strained eye to say that there's areas in that area that we can improve. “How effective are we relative to service or implementation and are we leveraging all the technologies available?… All of those things are up for review and we're going to take it in a mindful manner. We are using an outside firm to help us.” - CDK FY Q2 2015 Earnings Call – February 5, 2015 A thorough evaluation of CDK’s potential revealed enormous opportunity

The Steps Required to Transform CDK Present a Roadmap for ADP’s Transformation ________________________________________________ Source: CDK FY Q3 2017 Results, May 2, 2017. CDK Business Transformation Plan Pershing Square Emphasis Added

Adj. Rev Growth (excl F/X): Adj. EBITDA Margins: CDK embraced the views of shareholders, hired a consultant to evaluate its potential, and publicly announced a transformation plan – financial results and share price performance have been consistently positive CDK: Dividend Adjusted Share Price Performance 2015A 8% 23% Jun 16, 2015: CDK announces Transformation Plan to Strengthen the Business and Enhance Long-term Value 2016A 7% 27% 2017A 6% 32% May 23, 2016: CDK announces a comprehensive reorganization streamlining the organization around a new operating structure Aug 3, 2016: CDK reports FY 2016 results including FY 2019 target of Adj. EBITDA exit margin of 40% or above Oct 27, 2014: Sachem Head files 13D, announces 9.8% stake in CDK May 4, 2016: Elliott letter identifies an opportunity for CDK to expand margins to 42% 2018E ~4-5% 36% CDK Embraced the Views of Shareholders and Delivered on its Enormous Potential Aug 3, 2016: CDK adds two independent directors after agreement with Elliott Oct 1, 2014: CDK spins-out of ADP at $31 per share

By adopting a CDK-like approach, ADP can become a more competitive, efficient, and profitable company for the benefit of all stakeholders.

ADP’s Employer Services Has Not Achieved its Potential We believe ADP can significantly improve its operating margins while simultaneously accelerating top-line growth ADP has enjoyed a decades-long, leading position in Payroll. The market has evolved to “Beyond Payroll” and integrated HCM Historically, ADP chose to buy rather than build its HCM “Beyond Payroll” capabilities Requires integration of disparate products and operations of acquired companies ADP has migrated customers, representing the substantial majority of revenue and potential profit, from disparate legacy platforms to its cloud-based, integrated HCM platforms Employer Services has an enormous opportunity for improvement Operating efficiency and margins are well below competitors’ and ADP’s structural potential Growth can be increased with operational improvements, which enhance the client experience, and the development of best-in-class technology offerings (most notably in Enterprise, where ADP currently trails)

Net Operational Revenue per Employee(1) (Ex-Float) 12 ADP has a Substantial Opportunity to Improve its Labor Efficiency (2) Median: $232 Smallest Largest ES: ~$153 (2) Median: $223 Smallest Largest ES: ~$153 ________________________________________________ Note: Based on latest fiscal year end, as relevant. Note that Kronos and Ceridian are two privately-owned competitors which do not have full public financials. Net operational revenue excludes float income (“Funds Held for Clients”) and PEO Services pass-through costs (~$2.6bn for ADP, estimated at $165m for Paychex). Insperity Net Operational Revenue estimated based on TriNet’s gross margins. Estimated based on the average of two methodologies: (1) assumes ES achieved peer-level productivity on current headcount driving an additional $3.9bn of revenue with an estimated 40% margin flow-through implying a $1.5bn uplift in EBIT, and (2) assumes a headcount reduction on the current base of revenue at an estimated fully-burdened cost per employee of $70k, driving a $1.2bn EBIT uplift. Achieving competitor-level labor productivity would drive ~$1.4bn of profit uplift or ~1,600bps of margin improvement in Employer Services(3)

ADP's Labor Productivity has Been Flat

- Revenue growth should drive operating leverage
- Industry-wide technological improvements including automation and product self-sufficiency should drive efficiencies and margins



Net Operational Revenue
Headcount
Net Op. Revenue / Head
Net Op. Revenue ($bn)
$10
$8
$6
$4
$2
$0
+55%
$6.0
$9.4
FY'2009 (1)
FY'2017
Employees ('000)
70
60
50
40
30
20
10
0
+53%
38.0
58.0
FY'2009 (1)
FY'2017
Net Operating Revenue Per Head ($'000)
$250
$200
$150
$100
$50
$0
+2%
$159
$161
FY'2009 (1)
FY'2017

(1) 2009 used as a starting point given the availability of segment headcount for Dealer Services (reported as 7k in 2009) in the 2009 Analyst Day presentation. Alternatively, net operational revenue per employee grew ~5% (~1% CAGR) using estimated 2011 headcount as a base. 2011 headcount estimated based on extrapolating Dealer Services headcount between the 7k reported in 2009 and CDK's reported 2014 headcount of 9k.

13

ADP has a Substantial Opportunity to Improve its Gross Margins

Adjusted Net Operational Gross Profit Margins(1) (%)



100%
90%
80%
70%
60%
50%
40%
30%
Net Operational Gross Margin (%)
Largest
Smallest
Recurring(2) Median: 74%
Median: 71%
60%
ES: ~58%
ADP (1)
Paychex
Workday
Ultimate
Insperity
TriNet
Cornerstone
Paycom
Paylocity
ADP
Excluding PEO (ADP)
SMB
Enterprise
PEO
HCM
Major Accounts
Recurring Adjusted Gross Profit

Achieving competitor-level gross margins would drive ~$1.35bn of profit uplift or ~1,600 of margin improvement in Employer Services(3)

(1) ADP's gross margins adjusted to exclude float income (-$397m) but add-back Systems Development and Programming Costs (+$628m) and Depreciation and Amortization (+$226m) to be more consistent with competitor gross margin presentation. Competitor gross margins have similarly been adjusted (as relevant) for comparability purposes. Gross profit margins presented as a percentage of adjusted net operational revenue, excluding float income and reporting the PEO net of pass-through costs.
(2) Excludes services and implementation revenue / associated gross profit.
(3) Assumes ES achieved competitor-level gross margins of 74% on $8.5bn of Net Operational Revenue.

14

ADP vs. Paychex

Paychex is a mature ADP competitor with a similar growth profile; yet, ADP trails Paychex significantly across all key metrics: revenue productivity, gross margin, and operational profit margin (ex-float)

Net Op. Revenue per Employee[1] ($'000)



Operational Rev Per Employee ($'000)
$250
$200
$150
$100
$50
$0
+1.3x
$214
$161
ADP
Paychex
ADP
Paychex
Ex-PEO

Adjusted Gross Profit Margin[1,2] (%)



Gross Profit Margin (%)
100%
80%
60%
40%
20%
0%
+1,500bps
74%
60%
ADP
Paychex
ADP
Paychex
Ex-PEO

Adjusted Operational EBIT Margin[1,3] (%)



Operational Profit Margin (%)
50%
40%
30%
20%
10%
0%
+1,900bps
41%
22%
ES:
~19%
ADP
Paychex
ADP
Paychex
Ex-PEO

(1) For both ADP and Paychex analysis excludes Client Funds and PEO pass-through costs. Paychex PEO pass-through estimated at $165m on ~$340m of gross PEO revenue. Assumes ADP has 2,500 dedicated PEO employees. Assumes Paychex has 580 dedicated PEO employees, 75% gross profit margins and 40% net operational profit margin.
(2) ADP's gross margins adjusted to exclude float income (-$397m) but add-back Systems Development and Programming Costs (+$628m) and Depreciation and Amortization (+$226m) to be more consistent with competitor gross margin presentation. Gross profit margins presented as a percentage of adjusted net operational revenue, excluding float income and reporting the PEO net of pass-through costs.
(3) Excludes float income and pass-through costs. Note ADP's Employer Services margin of 19%; ADP's PEO has a 48% net operational margin. See appendix for margin bridge.

15

A Comparison to Paychex is Revealing

- ADP directly competes with Paychex mostly in SMB
- If ADP's ~$2bn SMB business had Paychex's ~41% SMB margin,[(1)] it would achieve ~$820mm of operating profit from this sub-segment alone. This would imply the rest of the Employer Services business earns only ~12% operating margins on $6.5bn of revenue



Implied Employer Services Margin Ex-SMB
$9,000
$7,500
$6,000
$4,500
$3,000
$1,500
$0
$8,518
$6,518
$2,000
x41%
19%
Implies ES Ex-SMB Margins of 12%
Net Operational Revenue
Operational Profit
ADP SMB @ Paychex Profitability
Implied All Other

Note: Excludes float income. Paychex margins exclude pass-through costs. ADP's ~19% margins allocates corporate overhead as a percent of net operational revenue.

16

By P&L Item: ADP’s ES gross margins trail competitors by ~1,600bps (~58% vs. ~74%) Additional opportunities exist below the gross profit line: corporate restructuring, reduced spend on legacy technology, and sales force productivity By Business Mix: ADP’s various ES sub-segments are all structurally high-margin(1) SMB: ~41%, Mid-Market: ~35% to 45%, Enterprise: ~25% to 30%, and International: ~25% to 30% In our analysis, we adjust for modest business-mix differences between ADP and competitors, including ADP’s lower-margin HR outsourcing ADP should benefit from its scale, which we have not considered in our analysis of the margin opportunity ADP has an Enormous Margin Opportunity in ES Employer Services, currently earning a ~19% operating margin, should achieve 35% or greater margins ________________________________________________ ADP: The Time is Now. See pages 62 – 77.

ADP Can Grow More Quickly

With best-in-class technology capabilities, Employer Services could increase growth from mid-single-digits% to high-single-digits%

- **Employer Services has achieved a ~5% constant-currency organic revenue CAGR since 2009[1], *despite* Enterprise revenues *declining* ~10%[2] over that time frame (negative ~1% CAGR)**
  - Enterprise revenue has contracted from ~30% of ES revenue in FY 2009[3] to ~20% of ES revenue today[4] as the balance of the business has grown
- **If Enterprise could grow in-line with the broader ES business, growth would accelerate from ~5% to ~7%**
  - Modest reduction in mid-market churn, including from its completed migrations to Workforce Now, can drive additional ~50bps of growth p.a.[5]
- **Additional growth drivers include: (1) big-data, (2) gig economy or other related HCM offerings, and (3) consumer-focused product extensions & adjacencies**

(1) Net operational revenues, excludes float allocations. Adjusts for currency and divestitures. Consistent with ADP's prior presentation of "Internal Revenue Growth."
(2) Based on ADP's 2009 Analyst Day disclosure as contrasted against recent comments (Q3'2017 Earnings Call).
(3) ADP 2009 Investor Day. Page 5.
(4) Q3'2017 ADP Earnings Call. "And so this business -- our upmarket business is a little less than 20% of our overall revenues."
(5) Assumes a 15% reduction in Mid-Market churn (estimated at ~9%) on ~$3.2bn in revenue.

18

A Plan to Maximize ADP’s Value

ADP has prioritized platform migrations, which should be the initial step towards product consolidation and significant business simplification ADP prioritized SMB and Mid-Market re-platforming given the relative retention characteristics and the ease of building next generation platforms ADP should be spring-loaded for efficiency and margin expansion ADP’s Service Alignment Initiative recognizes the benefit of restructuring a sprawling service footprint However, this initiative does not appear to address the additional large opportunity to reduce the support intensity of products through technology ADP’s Innovation Labs give the Company an opportunity to elevate the importance of innovation and drive cultural change across the organization While ADP Has Made Some Progress…

ADP’s current initiatives, executed effectively, should lead to material improvement ADP should outline the expected payoff from these initiatives ADP has additional opportunities to improve performance, including: Corporate restructuring Service / support efficiencies Implementation automation Back-end technology improvements Reduced spending on legacy platforms Technology and innovation leadership Current initiatives should be paired with a comprehensive plan to achieve ADP’s full structural potential …ADP has More to Do to Achieve its Full Potential

ADP’s transformation includes two primary components: Immediate operational efficiency improvements Improvements include corporate restructuring initiatives, service / support efficiencies, implementation automation, back-end technology improvements, and reduced spend on legacy platforms Will substantially increase operating margins, create a better client experience, and drive the vast majority of near-term earnings expansion Can be acted on near-term across nearly the entire business (excluding some legacy Enterprise customers which cannot move to Workforce Now) Technology and innovation leadership ADP is currently well-positioned in most of its business (excl. Enterprise) Technology improvements will most directly impact the performance of the currently deficient Enterprise sub-segment Enterprise is 20% of ES revenue, 15% of total revenue, and <10% of total profits With a best-in-class product, ADP’s growth rate, competitive position, and valuation multiple will increase ADP Transformation Plan: Operational Improvements & Technology Leadership

Transformation Plan for ADP Commit to a transformation plan to achieve ADP’s potential Fix corporate structure, Business Unit silos, matrix structure, corporate inefficiency (real estate sprawl, bureaucracy, spans-and-layers) Accelerate investments in necessary product and back-end improvements Best-in-class enterprise HCM product Product automation and self-sufficiency to solve most “Tier 1” issues Automation of implementation and other processes Back-end improvements, including integration and upgrades Restructure support organization; focus on value-added services Plan product migrations for Enterprise, sunset back-end systems, and cut associated legacy spend, with some reinvestment in product and other back-end improvements and other growth initiatives (i.e., Big Data) Increase sales force productivity with better product offerings

Action Item Staging / Timing Materiality to Earnings Increase(1) Improves Client Experience Materiality to Exit Growth Rate Corporate restructuring / reducing legacy silos / spans-and-layers Immediate N/M Geographic office consolidation / wage and tenure arbitrage Immediate N/M N/M Invest in automation of implementations Immediate Design products for self-sufficiency; restructure support organization, reduce labor intensity Near-Term Reduce back-end technology expense, sunset legacy systems Mid- to Long-Term N/M Accelerate Enterprise migrations Varies(2) N/M Launch a World-Class Enterprise Product Mid-Term Transformation Plan – Actions and Timing ________________________________________________ Materiality to earnings as measured over the next 4-5 years. We believe many Enterprise clients may be eligible for Workforce Now which could be a low-risk solution that is immediately actionable. Operational Improvements: Across Essentially all of ES Technology: Enterprise

The Time is Now With the vast majority of revenue no longer on legacy platforms, ADP must deliver on its long-promised efficiencies post migrations For years, ADP has been highlighting efficiency opportunities post-migrations: ADP has not demonstrated these promised efficiencies Carlos Rodriguez, ADP President & CEO “…[P]art of the reason we're moving our clients to common platforms is to eliminate costs that today are being really used to maintain old legacy platforms that aren't focused on innovation… “So I think our need to invest more in R&D will be less if we have fewer platform[s] so that we think that would be obvious. But what's not so obvious and was the gist of the question, which is a great one is, I believe that the biggest leverage of this kind of simplification of our rationalization of platform is on the back office, the service costs, training costs, the frictional cost of selling…So we believe, based on some experience on conversions or migrations that we've already done, that there is a lot of potential operating leverage, not necessarily in the R&D side, but more on the operating costs side.” Bernstein Strategic Decisions Conference, May 29, 2013

The Time is Now (continued) ADP should promptly address its efficiency opportunities across the vast majority of its business where product migrations are no longer needed. This will be beneficial to clients and improve growth Small- (~25% of ES revenue) and Mid-market (~35%) migrations will be complete by year-end International and Multinational (~20%) generally do not require significant product migrations for efficiency improvements to be delivered Enterprise (~20% of ES, ~15% of total) will require product migrations over the coming years to achieve ADP’s full potential in this sub-segment Within Enterprise, we believe the majority of customers can and should be considered for migrations to Workforce Now.(1) This would accelerate the timing and reduce the risk of migrations while driving further platform density and efficiency For the small number of very large Enterprise clients, ADP needs a world-class Payroll and HCM offering to successfully complete product migrations ________________________________________________ Workforce Now functions quite well for most companies with up to 3-4k employees. According to US census data (2014 County Business Patterns) ~75% of total businesses with more than 1k employees are in the 1-4k range; this is consistent with estimates of the percentage of ADP’s clients below ~4k employees we have heard from prior executives.

Illustrative Margin Opportunity by Sub-Segment

- We believe the majority of the near- to medium-term earnings increase in Employer Services will be driven by SMB, Mid-Market, and International
- Most of this margin expansion will be driven by basic operational efficiency

Illustrative Margin Bridge by Sub-Segment

	Estimated % of Revenue	Estimated Current Margin (%)[2]	Illustrative Structural Margin Potential (%)	Contribution (bps)	% of Total Uplift
Employer Services					
Small Business	~25%[1]	30%[3]	40%	250	15%
Mid-Market	~35%	20%	40%	699	43%
Enterprise	~20%	~8%	28%	400	25%
International	~20%	14%[4]	28%	273	17%
Employer Services (Operational)	**100%**	**19%**	**35%**	**1,622**	**100%**
Clients Funds Income		100%	100%		
Employer Services		**23%**	**39%**		

- Much of the revenue in Enterprise may be eligible for migration to Workforce Now which would accelerate the Enterprise-related margin increases

(1) ADP management has indicated SMB is approximately ~20% of ES revenue. We estimate this is likely closer to 25% of ES revenue.
(2) SMB and Enterprise margins estimated by PSCM. International based on 10-K disclosure (notably, adjusted to exclude an estimated $40m of float income). Mid-Market margins back-solved based on the blended ~19% operational margins.
(3) ADP CEO Carlos Rodriguez recently commented that ADP's SMB margins are "very close" to Paychex. (Source: CNBC, August 21, 2017) We suspect that likely does not compare ADP SMB on a like-for-like basis (excluding float, allocating corporate overhead), *but if it did*, it would suggest ADP is massively under-earning in the mid-market business.
(4) Based on SEC Form 10-K disclosure, adjusted to exclude an estimated ~$40m of float-income.

27

ADP’s Employer Services business, currently ~2/3rd of profits and earning a ~19% operational margin, should achieve 35% or greater margins. Achieving ADP’s structural potential will drive enormous shareholder value.

ADP Has The Potential to Drive Material Long-Term Value for Shareholders

Employer Services ("ES")

Status Quo	Transformation
▪ Continued ~3% – 5% growth from FY 2018 to 2022 ▪ Incremental margin improvement of +50-75bps per annum after FY'18	▪ Growth accelerates from ~3% to ~7% by FY 2022 ▪ Enormous margin opportunity from ~19% to mid-to-high-30s% potential

Professional Employer Organization ("PEO") – Status Quo / Transformation

- Continued secular growth from underpenetrated base
- Conservatively assuming 12% growth (vs. 15% last 5 years)

Client Fund Interest ("Float Income") – Status Quo / Transformation

- Client fund balances conservatively assumed to grow ~3%
- Yield on float increasing from ~1.7% to ~2.6% based on forward curve

Results:	Status Quo	Transformation
EPS (FY 2022)	$5.90	$8.70
P/E Multiple	24x	24x - 28x
Value, incl. Dividends (June 2021)	$152	$221 - $255

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The Path Forward

The Path Forward for ADP ADP, with support from shareholders, can create enormous value Add a major shareholder to the Board and two new independent directors, with fresh perspectives and relevant expertise Form Board Committee to oversee the transformation plan Evaluation of necessary product, technology and operating enhancements required to deliver on ADP’s significant potential Evaluation of management necessary to execute transformation Redesign management incentives and compensation to align with transformation objectives and long-term value creation Highlight long-term opportunity to shareholders and outline path to achieve long-term potential Build a best-in-class HCM software, technology, and service company Step One Step Two Step Three Step Four Step Five

ADP should provide relevant, critical information to investors: Isolate float as a separate reported line item in segment financials Revenue, Client Count, Retention, and Bookings by Sub-Segments in ES (SMB, Mid-Market, Enterprise, International), as well as the PEO Profitability by Sub-Segment in ES ADP should set appropriate margin targets and provide regular progress updates ADP should align incentives to ADP’s structural potential Set compensation based on achievement of ADP’s structural potential rather than modest incremental improvements in reported metrics ADP Should Improve Transparency, Set Appropriate Targets, and Align Incentives Additional transparency would allow investors to analyze the performance of the business in its underlying sub-segments and increase management accountability for performance relative to competitors and potential

We are Focused on ADP’s Long-term Potential and are Open-Minded About the Best Path Forward We are long-term shareholders seeking to assist ADP in achieving its long-term potential Board Composition A proxy contest will require us to replace three current directors Alternatively, we have proposed a settlement whereby the Board would expand by three and our Nominees would be added As a result 1 of 13 directors (8%) would be from Pershing Square, and the other independent Nominees would be 2 of 13 (15%) Substantial management and board time and energy would be saved, and we could begin working together immediately Management Throughout our engagement with the Company we have been clear that we are open to working with existing management Pace and timeline of changes, particularly on the small minority of initiatives which are client-facing

Perspective of a large shareholder in the boardroom Pershing Square’s analytical resources would be available to the full Board and Management Would allow for greater focus on long-term value creation Would enable the Board to test ideas privately with a large shareholder Greater credibility with shareholders when making big strategic decisions The Value of a Large Shareholder on the Board As a large shareholder with a long-term focus, we would bring a unique perspective to the Board

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email: ADP@dfking.com.

William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D or the definitive proxy statement, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.